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                                                                   EXHIBIT 10.7

                                            STOCKHOLDERS' AGREEMENT dated as of
                                            November 22, 2002, among NATIONAL
                                            WATERWORKS HOLDINGS, INC., a
                                            Delaware corporation (the
                                            "Corporation"), the Investors
                                            (defined herein) and the Other
                                            Stockholders (defined herein).

                                    PREAMBLE

         Each Stockholder owns, as of the date hereof, that number, class and type of Equity Securities set forth opposite such Stockholder's name on Annex I hereto. The Stockholders believe it to be in the best interest of the Corporation and the Stockholders to provide for the continued stability of the business and policies of the Corporation and its subsidiaries, as the same may exist from time to time, and, to that end, the parties hereto set forth this Agreement.

         ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

         The following terms have the following meanings:

                  "ACCEPTANCE PERIOD" shall have the meaning set forth in
Section 3.3.

                  "AFFILIATE" means, with respect to any Person, any (a) director, officer, limited or general partner, or any member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, Controls, or is controlled by, or is under common control with, such Person.

                  "APPROVED SALE" shall have the meaning set forth in Section
3.6.

                  "BOARD" means the Board of Directors of the Corporation.

                  "CHARTER" means the Restated Certificate of Incorporation of the Corporation in effect as of the date hereof, as the same may be amended, modified or supplemented after the date hereof.

                  "CLASS A COMMON STOCK" shall mean the Class A Common Stock, $0.01 par value per share, of the Corporation.

                  "CLASS B COMMON STOCK" shall mean the Class B Common Stock, $0.01 par value per share, of the Corporation.

                  "CLASS A HOLDER" means a Stockholder holding Class A Common Stock.
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                  "CLASS B HOLDER" means a Stockholder holding Class B Common
Stock.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "COMMON STOCK" shall mean collectively, all of the common stock, $0.01 par value, of the Corporation of any class.

                  "COMMON STOCK EQUIVALENTS" shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable upon the conversion, exchange or exercise of all outstanding Equity Securities of the Corporation.

                  "CONTROL" means, (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "CORPORATE ACCEPTANCE" shall have the meaning set forth in
Section 3.3(a)(i).

                  "CO-SALE NOTICE" shall have the meaning set forth in Section 3.4(a)(i).

                  "CO-SALE OFFEREE" shall have the meaning set forth in Section 3.4(a).

                  "CO-SALE OFFEROR" shall have the meaning set forth in Section 3.4(a).

                  "CO-SALE RIGHTHOLDER" shall have the meaning set forth in
Section 3.4(b).

                  "EQUITY SECURITIES" means all shares of capital stock of the Corporation, all securities convertible into or exchangeable for shares of capital stock of the Corporation, and all options, warrants, and other rights to purchase or otherwise acquire from the Corporation shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.

                  "EQUIVALENT PRICE" shall mean in the case (a) where a share of Class A Common Stock is being transferred, then the Equivalent Price for a share of Class B Common Stock shall be the price of such share of Class A Common Stock plus the amount of the then-outstanding Unpaid Yield and Unreturned Original Cost (as such terms are defined in the Charter) of such share of Class B Common Stock and (b) where a share of Class B Common Stock is being transferred, then the Equivalent Price for a share of Class A Common Stock shall be the price of such share of Class B Common Stock less the amount of the then-outstanding Unpaid Yield and Unreturned Original Cost of such share of Class B Common Stock.

                  "EXCLUDED STOCK" means (i) Class A Common Stock issued or to be issued to employees, officers or directors of, or consultants or advisors to the Corporation, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board, provided that the number of such Shares issued pursuant to this clause (i) does not exceed 47,589.80 (subject to adjustment for stock splits, stock dividends, subdivisions or other similar events), (ii) Equity Securities issued in respect of or in exchange for Shares by way of a stock

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dividend, stock split or similar transaction, (iii) Class A Common Stock, warrants or other equity rights issued to a financial institution in connection with a debt financing of the Corporation and/or a Subsidiary of the Corporation approved by the Board and the Requisite Class B Holders, (iv) Equity Securities issued to the seller(s) of a business (provided such sellers are not Affiliates of the Corporation) in connection with the Corporation's (or its Affiliates) acquisition of such seller's business approved by the Board and the Requisite Class B Holders whether such acquisition is in the form of a merger, consolidation, asset purchase or other similar business combination, (v) Equity Securities issued in the Initial Public Offering approved by the Board and the Requisite Class B Holders, and (vi) Equity Securities issued in connection with any recapitalization, merger, consolidation or reorganization by the Corporation approved by the Board and the Requisite Class B Holders.

                  "FIRST OFFER" shall have the meaning set forth in Section 3.3(a)(i).

                  "FIRST OFFER NUMBER" shall have the meaning set forth in
Section 3.5(b).

                  "FIRST OFFER PERIOD" shall have the meaning set forth in
Section 3.5(a).

                  "FIRST OFFERED SHARES" shall have the meaning set forth in
Section 3.3(a)(i).

                  "FULL ALLOTMENT" shall have the meaning set forth in Section 3.3(a)(ii).

                  "FULL INVESTOR ALLOTMENT" shall have the meaning set forth in
Section 3.3(b)(i).

                  "FUTURE STOCKHOLDER" shall have the meaning set forth in
Section 3.1.

                  "GROUP" means:

                           (i) in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) all trusts for the benefit of such Stockholder's estate (including the executor or personal representative of such estate, as applicable), and (iii) all Affiliates of such Stockholder;

                           (ii) in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited, special and general partners, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets, and (iv) all Affiliates and employees of and consultants to, such Stockholder or any of its Affiliates;

                           (iii) in the case of any Stockholder which is a corporation or a limited liability company, (i) such Stockholder, (ii) its stockholders or members as the case may be, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets, and (iv) all Affiliates of such Stockholder; and

                           (iv) in the case of any THL Holder, such THL Holder and all other THL Holders; and in the case of any JPMP Holder, such JPMP Holder and all other JPMP Holders.

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                  "INDEBTEDNESS" means indebtedness for borrowed money,
reimbursement obligations with respect to letters of credit and similar instruments, obligations incurred, issued or assumed as the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business consistent with past practice), obligations of others secured by (or, for which the holder or such indebtedness has an existing right, contingent or otherwise, to be secured) any encumbrance on property or assets of any Person, capital lease obligations and obligations in respect of guarantees of any of the foregoing or any "keep well" or other agreement to maintain any financial statement condition of another person, in each case, whether or not matured, liquidated, fixed, contingent, or disputed. The term "Indebtedness" shall include all principal, interest, fees, expenses, prepayment penalties and other obligations owed in respect of any outstanding Indebtedness.

                  "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 2.1(b)(iv).

                  "INITIAL PUBLIC OFFERING" means the Corporation's first Public Offering.

                  "INVESTOR ACCEPTANCE" shall have the meaning set forth in
Section 3.3(b)(i).

                  "INVESTOR ACCEPTANCE PERIOD" shall have the meaning set forth in Section 3.3(b)(i).

                  "INVESTOR DIRECTORS" means the JPMP Holder Directors and the THL Holder Directors, collectively.

                  "INVESTOR OFFEROR" shall have the meaning set forth in Section 3.3(b).

                  "INVESTOR OFFERED SHARES" shall have the meaning set forth in
Section 3.3(b).

                  "INVESTOR OFFEREE" shall have the meaning set forth in Section 3.3(b)(i).

                  "INVESTORS" means the Persons designated on the signature pages hereto as "Investors" and any Transferee of such Persons.

                  "INVESTOR SHARES" means all Equity Securities of the Corporation held at any time during the term of this Agreement by the Investors.

                  "JPMP HOLDER" shall mean, collectively, (i) J.P. Morgan Partners (BHCA), L.P., (ii) J.P. Morgan Partners Global Investors, L.P., (iii) J.P. Morgan Partners Global Investors (Cayman), L.P., (iv) J.P. Morgan Partners Global Investors (Cayman II), L.P., and (v) J.P. Morgan Partners Global Investors A, L.P. and each of their Affiliates.

                  "JPMP HOLDER DIRECTORS" shall have the meaning set forth in
Section 2.1(b)(i).

                  "LIQUIDATION" " means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, or (ii) any Sale of the Corporation

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                  "MANAGEMENT DIRECTOR" shall have the meaning set forth in
Section 2.1(b)(iii).

                  "NEW SECURITIES" means all Equity Securities other than Excluded Stock.

                  "OFFER" shall have the meaning set forth in Section 3.5(a).

                  "OFFEREE" shall have the meaning set forth in Section
3.3(a)(i).

                  "OFFEROR" shall have the meaning set forth in Section 3.3(a).

                  "OTHER CLASS B HOLDER" means a holder of Class B Common Stock other than an Investor.

                  "OTHER INVESTORS" shall have the meaning set forth in Section 3.3(b)(i).

                  "OTHER STOCKHOLDER" means any party to this Agreement other than an Investor or the Corporation.

                  "OTHER STOCKHOLDER SHARES" means all Equity Securities held at any time during the term of this Agreement by any Other Stockholder.

                  "PERSON" shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

                  "PRO RATA AMOUNT" means, with respect to any Stockholder, the quotient obtained by dividing (i) the number of Shares held by such Stockholder by (ii) the aggregate number of Shares held by all Stockholders or class or type of Stockholders (as applicable), assuming in each case the conversion or exchange of all securities by their terms convertible into or exchangeable for Shares and the exercise of all vested and "in the money" options to purchase or rights to subscribe for Shares (including warrants) or such convertible or exchangeable securities.

                  "PUBLIC OFFERING" shall mean an offering of equity securities of the Corporation or any Subsidiary (or any successor-in-interest of the foregoing) listed on a nationally recognized exchange which is made pursuant to an effective registration statement under the Securities Act.

                  "PURCHASE NOTICE" shall have the meaning set forth in Section 3.5(b).

                  "REGULATORY SIDELETTER" shall have the meaning set forth in
Section 3.8.

                  "REQUISITE CLASS B HOLDERS" shall mean the holders of at least 75% of the shares of Class B Common Stock then outstanding.

                  "SALE OF THE CORPORATION" shall mean (i) the sale (in one or a series of related transactions) of all or substantially all of the Corporation's assets to a Person or a group of

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Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding capital stock of the Corporation, to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Corporation with or into another Person that is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation, or voting equity securities of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of assets including, without limitation, one or more Subsidiaries (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the assets of the Corporation shall be deemed a Sale of the Corporation.

                  "SECOND OFFER" shall have the meaning set forth in Section 3.3(a)(ii).

                  "SECOND OFFERED SHARES" shall have the meaning set forth in
Section 3.3(a)(ii).

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "SHAREHOLDER ACCEPTANCE" shall have the meaning set forth in
Section 3.3(a)(ii).

                  "SHARES" means all Investor Shares and all Other Stockholder Shares. Any reference to a number of "Shares" shall treat any warrants or convertible securities as the number of shares of Common Stock for which it is then exercisable or convertible.

                  "STOCK EQUIVALENTS" shall have the meaning set forth in
Section 3.6(c)(iii) hereof.

                  "STOCKHOLDERS" means the Investors, the Other Stockholders and any Future Stockholders.

                  "SUBSIDIARY" means, with respect to any Person, any other Person the majority of whose equity securities or voting securities are directly or indirectly owned or controlled by such Person.

                  "TAG-ALONG NOTICE" shall have the meaning set forth in Section 3.4(d).

                  "TERMINATION DATE" means the closing of a Liquidation.

                  "THIRD PARTY" means, with respect to any Stockholder, any Person that is not (i) the Corporation or (ii) a member of the Group of such Stockholder.

                  "THL HOLDER" shall mean, collectively, (i) Thomas H. Lee Equity Fund V, L.P., (ii) Thomas H. Lee Parallel Fund V, L.P., (iii) Thomas H. Lee Cayman Fund V, L.P., (iv) Putnam Investments Holdings, LLC, (v) Putnam Investments Employees' Securities Company I

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LLC, (vi) Putnam Investments Employees' Securities Company II LLC, (vii) 1997
Thomas H. Lee Nominee Trust, and (viii) Thomas H. Lee Investors Limited Partnership.

                  "THL HOLDER DIRECTORS" shall have the meaning set forth in
Section 2(b)(ii).

                  "TRANSFER" means to sell, transfer, assign, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.

                  "TRANSFEREE" means any Person to whom a Stockholder shall Transfer Shares.

                  "VALUATION METHOD" shall mean that cash shall be valued at the amount of such cash and short-term securities shall be valued at their face value.

                                   ARTICLE II

                              BOARD REPRESENTATION

2.1      BOARD REPRESENTATION.

                  (a) The Corporation and the Stockholders shall take all actions as may be required to ensure that the number of directors constituting the Board is at all times nine (9), provided that the Board may be increased or decreased with the written consent of the Requisite Class B Holders; provided, however, that the consent of the Requisite Class B Holders shall not be required to decrease the Board pursuant to Section 2.1(d) below. At any time when the JPMP Holder and the THL Holder are each entitled to nominate three directors, then the presence of five (5) directors (including at least two (2) of the JPMP Holder Directors and two (2) of the THL Holder Directors) is required to constitute a quorum of the Board.

                  (b)      Subject to Section 2.1(c) below:

                           (i) The JPMP Holder shall be entitled (A)(i) if it holds at least 25% of the Common Stock Equivalents, to nominate three
         (3) individuals to the Board to serve as directors, (ii) if it holds less than 25% but 10% or more of the Common Stock Equivalents, to nominate two (2) individuals to the Board to serve as directors, and
         (iii) if it holds less than 10% but more than 0% of the Common Stock Equivalents, to nominate one (1) individual to the Board to serve as a director (the directors elected pursuant to the preceding clauses
         (A)(i) to A(iii), the "JPMP Holder Directors") until their respective successors are elected and qualified, (B) to nominate each successor to the JPMP Holder Directors and (C) be entitled to direct the removal from the Board of any director nominated under the foregoing clauses
         (A) or (B); provided, however, that the JPMP Holder shall have the power to irrevocably assign its rights in the foregoing clauses (A) through (C) to J.P. Morgan Partners Global Investors, L.P. To the extent that the number of JPMP Holder Directors exceeds the number of nominees that the JPMP Holder is entitled to appoint under this clause
         (b)(i), then the JPMP Holder shall cause such excess JPMP Holder Director to resign from the Board. The JPMP Holder Directors shall initially be Stephen Murray, Stephen McKenna and Kevin O'Brien;

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                           (ii) The THL Holder shall be entitled (A)(i) if it
         holds at least 25% of the Common Stock Equivalents, to nominate three
         (3) individuals to the Board to serve as directors, (ii) if it holds less than 25% but 10% or more of the Common Stock Equivalents, to nominate two (2) individuals to the Board to serve as directors, and
         (iii) if it holds less than 10% but more than 0% of the Common Stock Equivalents, to nominate one (1) individual to the Board to serve as a director (the directors elected pursuant to the preceding clauses
         (A)(i) to A(iii), the "THL Holder Directors") until their respective successors are elected and qualified, (B) to nominate each successor to the THL Holder Directors and (C) be entitled to direct the removal from the Board of any director nominated under the foregoing clauses (A) or
         (B). To the extent that the number of THL Holder Directors exceeds the number of nominees that the THL Holder is entitled to appoint under this clause (b)(ii), then the THL Holder shall cause such excess THL Holder Director to resign from the Board. The THL Holder Directors shall initially be Anthony DiNovi, Todd Abbrecht and Soren Oberg;

                           (iii) one director (the "Management Director") who shall be the chief executive officer of the Corporation (and if such director no longer holds such office, then such director shall promptly resign from the Board); the Management Director shall initially be Harry Hornish; and

                           (iv) the Board, including the affirmative vote of either (a) a majority of both the THL Directors and the JPMP Directors for as long as the THL Holder and JPMP Holder each own at least 10% of the Common Stock Equivalents, (b) a majority of the THL Directors if the THL Holder owns at least 10% of the Common Stock Equivalents and the JPMP Holder owns less than 10% of the Common Stock Equivalents, or
         (c) a majority of the JPMP Directors if the JPMP Holder owns at least 10% of the Common Stock Equivalents and the THL Holder owns less than 10% of the Common Stock Equivalents, shall: (A) nominate two individuals, who shall be knowledgeable in the Corporation's industry to the Board to serve as directors (the "Independent Directors") until their successors are elected and qualified, (B) to nominate each successor to the Independent Directors and (C) be entitled to direct the removal from the Board of any director nominated under the foregoing clauses (A) or (B). The Independent Directors shall not be employees of the Corporation or any of its Subsidiaries or Affiliates of any Investor; provided, however, that an Independent Director may be an Affiliate of (X) the THL Holder if approved by a majority of the JPMP Directors or (Y) the JPMP Holder if approved by a majority of the THL Directors. The Independent Directors shall initially be Paul M. Meister and C. Dean Metropolous.

                  (c) Each nomination or any proposal to remove from the Board any director shall be made by delivering to the Board a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable, but in any event within ten (10) days, after delivery of such notice, the Corporation, the Board and the Stockholders shall take or cause to be taken such actions as may be reasonably required to cause the election or removal proposed in such notice. Such actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the Stockholders.

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                  (d) In each instance where the number of directors to be
nominated by the JPMP Holder or THL Holder is decreased in accordance with
Section 2.1(b), the Corporation, the Board and the Stockholders shall take or cause to be taken such corporate actions to decrease the total number of directors constituting the Board by an identical number.

                  (e) The rights of the JPMP Holder and the THL Holder to nominate directors pursuant to this Section 2.1 are not transferable to any Third-Party Transferees of the Shares held by such parties.

2.2      VOTING AGREEMENT.

         Each Stockholder shall vote all Shares held by such Stockholder for the election to the Board of all individuals nominated in accordance with Section
2.1 and for the removal from the Board of all directors proposed to be removed in accordance with Section 2.1 and shall take all actions required on its behalf to give effect to the agreements set forth in this Section 2. Each Stockholder shall use all reasonable efforts to cause each director originally nominated by such Stockholder to vote for the election to the Board of all individuals nominated in accordance with Section 2.1.

2.3      COMMITTEES; SUBSIDIARIES.

                  (a) Each Stockholder shall use all reasonable efforts to cause each director of the Corporation originally nominated by such Stockholder to take such corporate actions as may be reasonably required to ensure that the Board has at all times a compensation committee and an audit committee, each comprised of three (3) directors, and that one (1) JPMP Holder Director (for so long as the JPMP Holder holds 10% or more of the Common Stock Equivalents), and one (1) THL Holder Director (for so long as the THL Holder holds 10% or more of the Common Stock Equivalents) is a member of each such committee. A majority of the Compensation Committee shall approve all changes in executive base compensation, the award of executive bonuses and all option grants (including the vesting schedules with respect to such option grants); provided, however, that if the Management Director is a member of such committee he shall not be entitled to vote on matters related to his own compensation. The Audit Committee shall approve the engagement of the Corporation's auditors and approve the audit prior to its issuance each year.

                  (b) The Corporation and each Stockholder shall take, and each Stockholder shall use all reasonable efforts to cause each director of the Corporation originally nominated by such Stockholder to take, such corporate actions as may be reasonably required to ensure that the composition of the board of directors of all direct and indirect Subsidiaries of the Corporation is identical to the composition of the Board (with any variations therefrom to be approved by the written consent of the Requisite Class B Holders).

2.4      MEETINGS; EXPENSES; COMPENSATION.

                  (a) The Corporation shall convene meetings of the Board at least once every three months. Upon any failure by the Corporation to convene any meeting required by this paragraph, any Investor Director shall be empowered to convene such meeting.

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                  (b) The Corporation (or its designee) shall reimburse each director who is not an employee of the Corporation for his or her reasonable out-of-pocket expenses (including travel) incurred in connection with the attendance of meetings of the Board or any committee thereof or the performance of his or her duties.

2.5      PROTECTIVE PROVISIONS.

                  (a) The Corporation shall not take any of the following actions without the prior approval of (A) for as long as each of the JPMP Holder and THL Holder holds at least 10% of the Common Stock Equivalents, both the JPMP Holder and THL Holder, (B) for as long as the JPMP Holder holds at least 10% of the Common Stock Equivalents and the THL Holder holds less than 10% of the Common Stock Equivalents, the JPMP Holder, or (C) for as long as the THL Holder holds at least 10% of the Common Stock Equivalents and the JPMP Holder holds less than 10% of the Common Stock Equivalents, the THL Holder:

                           (i) Terminate or materially change the duties of its President, Chief Executive Officer, Chief Operating Officer, Chief Information Officer, or Chief Financial Officer, amend or revise the terms of any employment agreements with any such officer or, if such officer is terminated pursuant to this Section 2.5(a), hire a replacement for such officer;

                           (ii) Incur any Indebtedness outside of the ordinary course of business;

                           (iii) Enter into any agreement to acquire either substantially all of the assets or a controlling interest in the capital stock of any other entity;

                           (iv) Make any investment or make any capital expenditures, in each case in excess of $250,000 in the aggregate that are not included in the annual operating budget approved by the Board;

                           (v) Dispose, either in a single transaction or a series of related transactions, of any assets of the Corporation outside of the ordinary course of business and other than sales of fully depreciated assets or obsolete or surplus tangible personal property;

                           (vi) Enter into any contract or agreement with any of its Affiliates including, without limitation, for the sale or repurchase of any of the Corporation's Equity Securities other than (A) repurchase rights existing on or prior to the date of this Agreement,
         (B) any contract or agreement entered into with such Affiliate on terms not less favorable to the Corporation than would be obtained in a transaction with a Person which is not an Affiliate, or (C) the Management Agreement by and between National Waterworks, Inc., THL Managers V, LLC and J.P. Morgan Partners, LLC dated as of the date hereof;

                           (vii) Effect any changes in the strategic direction of lines of business of the Corporation not specified in the annual strategic plan delivered in accordance with Section 3.11(c); or

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                           (viii)   agree to take any of the foregoing actions.

         At any time that the Corporation has any Subsidiary, it shall not permit such Subsidiary to take any of the foregoing actions set forth in this
Section 2.5 (with all references to the Corporation deemed to be references to such Subsidiary) without the prior approval of the JPMP Holder and/or the THL Holder set forth in Section 2.5(a) above.

                                   ARTICLE III

                        CERTAIN MATTERS AFFECTING SHARES

3.1      FUTURE STOCKHOLDERS.

         The Corporation shall require each Person that acquires Equity Securities after the date hereof (a "Future Stockholder"), as a condition to the effectiveness of such Transfer, to execute a counterpart to this Agreement, agreeing to be treated as an Investor, if such Person acquires such Equity Securities from an Investor, or an Other Stockholder, if such Person acquires such Equity Securities from an Other Stockholder or acquires Equity Securities directly from the Corporation, whereupon such Person shall be bound by, and entitled to the benefits of, the provisions of this Agreement relating to Investors or Other Stockholders, as the case may be.

3.2      LIMITATIONS ON TRANSFERS.

         No Transfer of any Shares by any Stockholder shall become effective unless and until the transferee (unless already party to this Agreement) executes and delivers to the Corporation a counterpart to this Agreement, agreeing to be treated in the same manner as the transferring Stockholder (e.g., as either an Investor or an Other Stockholder). Upon such Transfer and such execution and delivery, the Transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the Transferred Shares in the same manner as the transferring Stockholder. Notwithstanding the provisions of this
Article III, no Stockholder shall Transfer any Shares owned by such Stockholder to a competitor of the Corporation, as determined by the Board, unless the Requisite Class B Holders consent to such Transfer. Any attempted Transfer of Shares by any Stockholder not in accordance with this Section 3.2 shall not be effective and shall be void. Notwithstanding the foregoing, no shares of Class A Common Stock may be transferred by Other Stockholders to a Third Party except in accordance with Sections 3.4 and 3.6 below.

3.3      RIGHT OF FIRST REFUSAL.

                  (a) If any Other Class B Holder (the "Offeror") proposes to Transfer any shares of Class B Common Stock to any Third Party, the Offeror shall, before such Transfer:

                           (i) Deliver to the Corporation an offer (the "First Offer") to Transfer to the Corporation such shares of Class B Common Stock upon the terms set forth in this Section 3.3(a), including (A) the number and class of shares of Class B Common Stock to which the First Offer relates (the "First Offered Shares") and the name of the Offeror, (B) the name and address of the proposed offeree (the "Offeree"), (C) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Offeror as may be reasonably necessary for the Corporation and the Investors to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment proposed by the Offeror. The First Offer shall remain open and irrevocable for a period of 14 days from the date of its receipt by the Corporation. The Corporation shall have the right and option to notify the Offeror, in a writing (the "Corporate Acceptance") delivered within 14 days of receipt of the First Offer, of its intent to purchase all or any portion of the First Offered Shares at the purchase price and on the terms stated in the First Offer.

                           (ii) If the Corporation elects to purchase none or less than all of the First Offered Shares or does not deliver a timely Corporate Acceptance, the Offeror shall deliver the First Offer, revised to take into account any First Offered Shares which the Corporation has elected to purchase pursuant to a Corporate Acceptance (as so revised, the "Second Offer" and, the number of shares of Class B Common Stock to which the Second Offer relates, the "Second Offered Shares") to the Investors. Any Investor may accept the Second Offer in whole or in part and purchase up to its Pro Rata Amount (based on the number of Shares held by all Investors) of all Second Offered Shares (with respect to each Investor, its "Full Allotment") by delivering to the Offeror a notice (the "Shareholder Acceptance") in writing within 14 days of receipt of the Second Offer (the "Acceptance Period"). Each Investor purchasing its Full Allotment may also offer to purchase its Pro Rata Amount (based on the number of Shares held by all Investors purchasing their Full Allotments) of any Second Offered Shares not so purchased by any other Investor.

                           (iii) Within ten (10) days of the earlier to occur of
         (A) the First Offered Shares or Second Offered Shares being subject to a Corporate Acceptance and/or a Shareholder Acceptance and (B) the end of the Acceptance Period, the Offeror shall transfer to the Corporation or the Investors (as the case may be) against receipt of payment therefore, all First Offered Shares and Second Offered Shares as to which a Corporate Acceptance or Shareholder Acceptance has been timely given.

                           (iv) Thereafter, the Offeror may Transfer any or all of the First and Second Offered Shares not purchased by the Corporation or the Investors, on terms and conditions no more favorable to the Offeree than are described in the First Offer, within 90 days after expiration of the Acceptance Period (during which time the Offeror shall ensure that compliance with Section 3.4 has occurred). If such Transfer is not made within such 90-day period, the provisions of this
         Section 3.3 shall again become effective with respect to the proposed Transfer.

                  (b) If any Investor (an "Investor Offeror") proposes to Transfer any shares of Class B Common Stock (the "Investor Offered Shares") to any Third Party, such Investor Offeror shall, before such Transfer:

                           (i) Deliver to the other Investors who are not in the Investor Offeror's Group (the "Other Investors") an offer (the "Investor Offer") to Transfer to the Investor Offerees the Investor Offered Shares upon the terms set forth in this Section 3.3(b), including (A) the number and class of Investor Offered Shares to which such offer relates and the name of the Investor Offeror, (B) the name and address of the proposed offeree (the "Investor Offeree"), (C) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Investor Offeror as may be reasonably necessary for the Other Investors to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment proposed by the Investor Offeror. The Investor Offer shall remain open and irrevocable for a period of 14 days from the date of its receipt by the Other Investors. Each Other Investor shall have the right and option to notify the Investor Offeror, in a writing (the "Investor Acceptance") delivered within 14 days of receipt of the Investor Offer (the "Investor Acceptance Period"), of its intent to purchase up to its Pro Rata Amount (based on the number of Shares held by all Investors) of all Investor Offered Shares (with respect to each Investor, its "Full Investor Allotment") at the purchase price and on the terms stated in the Investor Offer. Each Other Investor purchasing its Full Investor Allotment may also offer to purchase its Pro Rata Amount (based on the number of Shares held by all Other Investors purchasing their Full Investor Allotments) of any Investor Offered Shares not so purchased by any Other Investor.

                           (ii) Within ten (10) days of the earlier to occur of
         (A) the Investor Offered Shares being subject to an Investor Acceptance and (B) the end of the Investor Acceptance Period, the Investor Offeror shall transfer to the Investors (as the case may be) against receipt of payment therefore, all Investor Offered Shares as to which an Investor Acceptance has been timely given.

                           (iii) Thereafter, the Investor Offeror may Transfer any or all of the Investor Offered Shares not purchased by the Other Investors, on terms and conditions no more favorable to the Investor Offeree than are described in the Investor Offer, within 90 days after expiration of the Investor Acceptance Period (during which time the Investor Offeror shall ensure that compliance with Section 3.4 has occurred). If such Transfer is not made within such 90-day period, the provisions of this Section 3.3 shall again become effective with respect to the proposed Transfer.

                           (iv) Notwithstanding the foregoing, Transfers of shares of Class B Common Stock between the JPMP Holder and the THL Holder may be made without compliance with this Section 3.3(b).

                  (c) For purposes of this Section 3.3, each Investor may aggregate his, her or its Pro Rata Amount among other Stockholders in his, her or its Group to the extent that such other Stockholders in his, her or its Group do not elect to purchase their respective Pro Rata Amounts.

3.4      CO-SALE RIGHTS.

                  (a) If a Class B Holder (the "Co-Sale Offeree") receives an offer to Transfer any shares of Class B Common Stock to a Third Party (the "Co-Sale Offeror"), the Co-Sale Offeree shall, at least 30 days before such
Transfer:

                           (i) Deliver a notice (the "Co-Sale Notice") to the Co-Sale Rightholders that sets forth substantially the same information as the First Offer in Section 3.3(a)(i) hereof; provided, however, that such Co-Sale Notice shall indicate that the Co-Sale Offeror has been informed of the co-sale rights provided for in this Section 3.4 and has agreed to purchase Shares in accordance with the terms hereof.

                           (ii) The Co-Sale Offeree shall not Transfer any Shares to the Co-Sale Offeror unless the Co-Sale Rightholders are permitted to Transfer their respective Pro Rata Amount (based upon the aggregate number of vested Shares of the Corporation outstanding at such time and held by all other Co-Sale Rightholders) of the aggregate number of Shares to which the Co-Sale Offer relates at the Equivalent Price and on the same terms as the offer to the Co-Sale Offeree.

                  (b) As used herein, the term "Co-Sale Rightholder" means (i) with respect to an offer by a Third Party to purchase Class B Common Stock in connection with a Sale of the Corporation, the other Class B Holders and the Class A Holders; provided, however, that the Class A Holders shall only have the right to receive a Co-Sale Notice to sell shares of Class A Common Stock pursuant to this Section 3.4 which have vested (or will vest in connection with such Sale of the Corporation) in accordance with the restricted stock agreement governing the purchase of such stock, and (ii) with respect to an offer by a Third Party to purchase Class B Common Stock other than in connection with a Sale of the Corporation, the other Class B Holders.

                  (c) The Co-Sale Offeree shall, in addition to complying with the provisions of this Section 3.4, comply with the other provisions of this
Article III (it being understood that the notice contemplated by Section 3.3(a)(i) and the Co-Sale Notice contemplated by this Section 3.4 may be included in a single notice).

                  (d) Within 30 days after delivery of the Co-Sale Notice, each Co-Sale Rightholder may elect to participate in the proposed Transfer by delivering to such Co-Sale Offeree a notice (the "Tag-Along Notice") specifying the number of Shares (up to his, her or its Pro Rata Amount based upon the aggregate number of Equity Securities of the Corporation held by all Co-Sale Rightholders outstanding at such time, including in the case of Class A Common Stock, only vested shares) with respect to which such Co-Sale Rightholder shall exercise his, her or its rights under this Section 3.4. For purposes of this
Section 3.4, each Co-Sale Rightholder may aggregate his, her or its Pro Rata Amount among other Co-Sale Rightholders in his, her or its Group to the extent that such other Co-Sale Rightholders in its Group do not elect to sell their respective Pro Rata Amounts.

                  (e) Any Shares requested to be included in any Co-Sale Notice shall be Transferred at the same time on the same terms and conditions and at the Equivalent Price as are set forth in the Co-Sale Notice.

3.5      FIRST OFFER RIGHTS.

                  (a) If the Corporation proposes to offer New Securities to any Person, the Corporation shall, before such offer, deliver to the Class B Holders an offer (the "Offer") to issue to the Class B Holders, such New Securities upon the terms set forth in this
Section 3.5. The Offer shall state that the Corporation proposes to issue New Securities and specify their number and terms (including purchase price). The Offer shall remain open and irrevocable for a period of 7 days (the "First Offer Period") from the date of its delivery.

                  (b) Each Class B Holder may accept the Offer by delivering to the Corporation a notice (the "Purchase Notice") within the First Offer Period. The Purchase Notice shall state the number (the "First Offer Number") of New Securities such Class B Holder desires to purchase. If the sum of all First Offer Numbers exceeds the number of New Securities, the New Securities shall be allocated among the Class B Holders that delivered a Purchase Notice in accordance with their respective Pro Rata Amount (based on the number of shares of Class B Common Stock held by all such Class B Holders).

                  (c) The issuance of New Securities (against receipt of payment therefore) to the Class B Holders who delivered a Purchase Notice shall be made on a business day, as designated by the Corporation, not less than 10 and not more than 30 days after expiration of the First Offer Period on those terms and conditions of the Offer not inconsistent with this Section 3.5.

                  (d) If the number of New Securities included in the Offer exceeds the sum of all First Offer Numbers, the Corporation may issue (against receipt of payment therefore) such excess or any portion thereof on the terms and conditions of the Offer to any Person within 90 days after expiration of the First Offer Period. If such issuance is not made within such 90-day period, the restrictions provided for in this Section 3.5 shall again become effective.

                  (e) For purposes of this Section 3.5, each Class B Holder may aggregate his, her or its Pro Rata Amount among other Class B Holders in his, her or its Group to the extent that other Class B Holders in his, her or its Group do not elect to purchase their respective Pro Rata Amounts.

3.6      DRAG-ALONG RIGHTS.

                  (a) If at any time the Requisite Class B Holders approve a Sale of the Corporation (an "Approved Sale"), such holders shall give written notice thereof to all of the Stockholders. All Stockholders shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (A) a merger, share exchange or consolidation of the Corporation, or a sale of all or substantially all of the assets of the Corporation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (B) a sale of all the capital stock of the Corporation, the Stockholders shall agree to sell all their Equity Securities of the Corporation which are the subject of the Approved Sale, on the terms and conditions of such Approved Sale. The Stockholders shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including obtaining Board consent to the Approved Sale and the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Approved Sale and (2) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in Section 3.6(c) below. The Stockholders shall be permitted to sell their shares of capital stock pursuant to an Approved Sale without complying with any other provisions of Article III of this Agreement.

                  (b) The Requisite Class B Holders that have initiated an Approved Sale pursuant to Section 3.6(a), shall represent and warrant to the other Stockholders that no direct or indirect collateral benefit or supplemental consideration (whether or not in the nature of a tangible or intangible asset, money, property, security or other tangible benefits or opportunities) has been or is to be paid by such prospective purchaser or any other person to them, in connection with the Approved Sale and that such Approved Sale is not made as part of or in connection with any other transaction pursuant to which the Requisite Class B Holders that have initiated the Approved Sale will receive any additional benefit or consideration. The foregoing provision shall not be deemed to prohibit a Sale of the Corporation to any Person merely because such Person has, is currently having or intends to have a business relationship with one or more Investors.

                  (c)      The obligations of the Stockholder pursuant to this
Section 3.6 are subject to the satisfaction of the following conditions:

                           (i) upon the consummation of the Approved Sale, each Stockholder shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration has been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Charter as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority and the provisions of the various agreements relating to stock or options of the Corporation);

                           (ii) if any Stockholders of a class are given an option as to the form and amount of consideration to be received, all Stockholders will be given the same option;

                           (iii) all holders of options, warrants or similar rights to acquire capital stock of the Corporation ("Stock Equivalents") that are then-currently exercisable will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale (but only to the extent such Stock Equivalents are then vested or would be vested on an accelerated basis pursuant to the terms of their issuance) and participate in such sale as Stockholders;

                           (iv) no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, etc.) and no Stockholder shall be obligated to pay any portion (or shall be entitled to be reimbursed by the Corporation for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale; to the extent such costs are incurred for the benefit of all Stockholders, and are not otherwise paid by the Corporation or the acquiring party (costs incurred by or on behalf of a Stockholder for its sole benefit will not be considered costs of the transaction hereunder), provided that a Stockholder's liability for such expenses shall be capped at the total purchase price received by such Stockholder for its shares of capital stock, plus Stock Equivalents; and

                           (v) no Stockholder shall be required to provide any representations, warranties or indemnities in connection with the Approved Sale, other than those required to be made pursuant to Section 3.6(b) to other Stockholders and those representations, warranties and indemnities concerning each Stockholder's valid ownership of shares of capital stock and Stock Equivalents, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Stockholder's authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement.

                  (d) If the Corporation and any of the Stockholders or their representatives, enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities
Act) will, at the request of the Corporation or the Requisite Class B Holders, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Corporation or the Requisite Class B Holders.

3.7      INITIAL PUBLIC OFFERING.

                  (a) In the event that the Requisite Class B Holders approve an Initial Public Offering (by approval of such issuance pursuant to the protective provisions in the Charter), the Stockholders will take all necessary or desirable actions in connection with the consummation of the Initial Public Offering. Prior to the consummation of the Initial Public Offering, the Board, with the assistance of the managing underwriters of the Initial Public Offering, shall (i) determine in their reasonable opinion the fair value of the Corporation (on an enterprise basis) and in doing so shall take into account such factors as they consider fair and reasonable in the circumstances, and (ii) following such determination of the fair value of the Corporation, calculate the amount that would be paid to each class of capital stock if an amount equal to the aforementioned fair value of the Corporation was distributed on the anticipated closing date of the Initial Public Offering by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Charter as in effect at the time (giving effect to applicable orders of priority and the provisions of the various agreements relating to stock or options of the Corporation).

                  (b) After the determinations in (i) and (ii) of Section 3.7(a) have been made and written notice thereof has been delivered to the Stockholders, the Corporation and the Investors shall negotiate, in good faith, the consideration to be provided to Class B Holders to redeem, recapitalize or exchange all the issued and outstanding shares of Class B Common Stock, as a condition to, and prior to the consummation of, the Initial Public Offering, with respect to the anticipated aggregate Unreturned Original Cost and Unpaid Yield (as such terms are defined in the Charter) upon the outstanding shares of Class B Common Stock on the anticipated closing date of the Initial Public Offering. Such redemption, recapitalization or exchange shall be effective immediately prior to the Initial Public Offering. If after such redemption, recapitalization or exchange the Corporation shall elect either not to file or to withdraw the registration statement related to such Initial Public Offering, such redemption, recapitalization or exchange shall be deemed to be ineffective and the Corporation shall return such redeemed, recapitalized or exchanged shares to the Stockholders and the Stockholders shall return any consideration received by them from the Corporation in such redemption, recapitalization or exchange. Such consideration shall have a fair value equal to the aggregate Unreturned Original Cost and Unpaid Yield. The form of repayment may be comprised of a combination of cash, not to exceed the amount of cash the Corporation is contractually permitted to pay at the time in question, and short-term securities of the Corporation; such consideration to be (i) reasonably acceptable to the Requisite Class B Holders, (ii) determined and implemented in a tax-efficient manner by the Investors, and (iii) valued in accordance with the Valuation Method or on such other basis as is approved by the Requisite Class B Holders. In addition to such consideration, Class B Holders shall also be entitled to receive one share of Class A Common Stock for each share of Class B Common Stock owned, as such number shall be equitably adjusted to reflect stock splits, dividends, reclassifications, combinations or similar adjustments to the capital structure of the Corporation. Any short-term securities issued by the Corporation in accordance with this Section 3.7(b) shall be repaid by the Corporation within 15 days after the consummation of the Initial Public Offering.

                  (c) Each Stockholder will, prior to the consummation of the Initial Public Offering, vote for a redemption, recapitalization or exchange of the Class B Common Stock to implement the foregoing provisions of this Section 3.7.

                  (d) In connection with the Initial Public Offering, each Stockholder agrees that he, she or it, shall not sell publicly, make any short sale of, or otherwise dispose publicly of, any Shares (other than those shares of Common Stock included in such registration) without the prior written consent of the Corporation, for a period (the "Lockup Period") designated by the Corporation in writing to the Stockholders, which period shall begin not more than 2 days prior to the Registration Date (as defined in the Registration Rights Agreement) and shall not last more than 180 days after the Registration Date; provided, however, that all executive officers, directors and stockholders of the Corporation owning at least 5% of the Common Stock Equivalents must agree to a Lockup Period of at least the same duration and on substantially similar terms and; provided, further, that if any stockholder is released from this
Section 3.7(d) with respect to all or any portion of such Stockholder's Shares, then each other Stockholder shall be released on a pro-rata basis. The managing underwriters of the Initial Public Offering are intended third party beneficiaries of the agreements of the Stockholders contained in this Section 3.7(d).

3.8      REGULATORY MATTERS.

                  (a) Cooperation of Other Stockholders. Each Stockholder agrees to cooperate with the Corporation in all reasonable respects in complying with the terms and provisions of the letter agreement between the Corporation and the J.P. Morgan Partners (BHCA), L.P., a copy of which is attached hereto as Exhibit A, regarding regulatory matters (the "Regulatory Sideletter"), including without limitation, voting to approve amending the Charter, the Corporation's by-laws or this Agreement in a manner reasonably acceptable to the Stockholders, the JPMP Holder or any Affiliate of the JPMP Holder entitled to make such request pursuant to the Regulatory

Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter). Anything contained in this Section 3.8 to the contrary notwithstanding, no Stockholder shall be required under this Section 3.8 to take any action that would adversely affect in any material respect such Stockholder's rights under this Agreement or as a stockholder of the Corporation.

                  (b) Covenant Not to Amend. The Corporation and each Stockholder agree not to amend or waive the voting or other provisions of the Charter, the Corporation's by-laws or this Agreement if such amendment or waiver would cause the JPMP Holder or any of its Affiliates to have a Regulatory Problem (as defined in the Regulatory Sideletter). The JPMP Holder agrees to notify the Corporation as to whether or not it would have a Regulatory Problem promptly after the JPMP Holder has notice of such amendment or waiver.

3.9      DESIGNATION OF PROXY.

         In order to effectuate the provisions of Article II and this Article III, and in addition to and not in lieu of Sections 2.1 through 2.3 hereof, each of the Other Stockholders hereby grants to the Management Director a proxy to vote at any meeting of Stockholders or take any action by written consent in lieu of such meeting with respect to, all of the Shares owned or held of record by such Other Stockholders. Such proxy to vote is coupled with an interest and is therefore irrevocable.

3.10     ACCESS TO RECORDS AND PROPERTIES.

         Until the consummation of an Initial Public Offering, the Corporation shall permit any Stockholder (other than Other Stockholders) and its employees, members, stockholders, partners, counsel and other authorized representatives (collectively, "Authorized Representatives"), during normal business hours and upon reasonable advance notice (which shall not be less than one-day's prior notice) to (a) visit and inspect the assets and properties of the Corporation,
(b) examine the books of accounts and records of the Corporation and (c) make copies of such records and (d) discuss all aspects of the Corporation with any officers, employees or accountants of the Corporation; provided, however, that such investigation shall not unreasonably interfere with the operations of the Corporation. The Corporation will instruct its accountants to discuss such aspects of the financial condition of the Corporation with any such Stockholder and its Authorized Representatives as such Stockholder may reasonably request, and to permit such Stockholder and its Authorized Representatives to inspect, copy and make extracts from such financial statements, analyses, and other documents and information (including electronically stored documents and information) prepared by the accountants with respect to the Corporation as such Stockholder may reasonably request.

3.11     INFORMATION RIGHTS.

         Until the consummation of the Initial Public Offering, the Corporation shall provide each Stockholder who owns at least 10% of the Class B Common Stock then outstanding with the following information:

                  (a) Within 90 days after the end of each fiscal year, an audited balance sheet of the Corporation as of the end of such fiscal ear, and an audited statement of income and statement of cashflows of the Corporation for such year, in each case prepared in accordance with generally accepted accounting principles and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, and audited by the Corporation's independent public accountants.

                  (b) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited balance sheets of the Corporation as of the end of such fiscal quarter, unaudited statements of income, and unaudited statements of cash flows for such fiscal quarter and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than omission of accompanying notes) and compared with both the actual results from the corresponding quarter of the previous fiscal year and the budget for the current fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Corporation.

                  (c) Within 15 days after the end of each month of each fiscal year, unaudited balance sheets of the Corporation as of the end of such month, unaudited statements of income, and unaudited statements of cash flows for such month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than omission of accompanying notes) and compared with both the actual results from the corresponding month of the previous fiscal year and the budget (including any reforecasts) for the current fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Corporation.

                  (d) Promptly at the end of each month of each fiscal year, the management report for such month.

                  (e) Thirty days prior to the beginning of each fiscal year, a copy of an annual budget with line items compared to the previous year's budget and an annual strategic plan for such fiscal year.

3.12     CONFIDENTIAL INFORMATION.

         Except as otherwise required by law, each Stockholder and Authorized Representative shall hold in confidence all nonpublic information of the Corporation provided or made available to such Stockholder and Authorized Representative until such time as such information has become publicly available other than as a consequence of any breach by such Stockholder or Authorized Representative of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Stockholder, Authorized Representative or transferee in a Permitted Transfer such Stockholder and shall not use such information for any purpose other than exercise of its rights as a holder of Shares).

                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 TERMINATION. This Agreement shall automatically terminate and be of no further force or effect as of the Termination Date.

4.2      LEGEND ON STOCK CERTIFICATES.

         Each certificate representing shares of capital stock that are subject to this Agreement shall bear legends substantially in the following form:

         "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED NOVEMBER 22, 2002, AMONG NATIONAL WATERWORKS HOLDINGS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NATIONAL WATERWORKS HOLDINGS, INC."

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

         The Corporation shall make a notation regarding the above restriction in its stock books, and no Shares shall be transferred on the books of the Corporation except in accordance with this Agreement and the above restriction.

4.3      GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

         ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT

SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.4      SEVERABILITY.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

4.5      ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

         Except in connection with any Transfer of Shares in accordance with this Agreement, the rights of each party under this Agreement may not be assigned. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs.

4.6      AMENDMENTS; WAIVERS.

         This Agreement may only be modified or amended by an instrument in writing signed by the Corporation and the Requisite Class B Holders; provided, however, that any amendment which adversely affects the rights of the holders of the Class A Common Stock differently from the holders of the Class B Common Stock shall require the consent of the holders of at least a majority of the Class A Common Stock then outstanding; and provided, further, that the Corporation shall automatically amend Annex I hereto without the consent of the Requisite Class B Holders or holders of a majority of the Class A Common Stock then outstanding and distribute such amended Annex I to each of the Stockholders upon any change in any Stockholder's information thereon, such as a change in the Stockholder's notice information and a Transfer of

Shares by a Stockholder in accordance with this Agreement and the addition of Future Stockholders in accordance with Section 3.1. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver. The Requisite Class B Holders may grant a waiver or effect any modification or amendment on behalf of all of the holders of Class B Common Stock and the holders of a majority of the Class A Common Stock then outstanding may grant a waiver on behalf of all other holders of Class A Common Stock.

4.7      NOTICES.

         All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i)      if to the Corporation, to:

                             National Waterworks Holdings, Inc.
                             American Plaza
                             200 West Highway 6 - Suite 620
                             Waco, Texas 76712
                             Telephone:  254-772-5355
                             Telecopy:  254-772-5716
                             Attention: President

                             With a copy to the Investors to their respective addresses set forth on Annex I hereto:

                           (ii) if to the Stockholders, to their respective addresses set forth on Annex I hereto.

         All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

4.8      HEADINGS.

         The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

4.9      NOUNS AND PRONOUNS.

         Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

4.10     APPROVALS.

         When any reference is made herein to an action to be taken or consent or approval to be granted by either the JPMP Holder or the THL Holder, the holder or holders of a majority of the Equity Securities then held by the JPMP Holder or the THL Holder, respectively, shall be sufficient to cause such action to be taken or such consent or approval to be granted.

4.11     ENTIRE AGREEMENT.

         This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter. The parties hereto represent and warrant that there are no other agreements or understandings regarding any of the subject matter hereof other than as set forth herein and covenant not to enter into any such agreements or understandings after the date hereof except pursuant to an amendment, modification or waiver of the provisions of this Agreement.

4.12     COUNTERPARTS.

         This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the date first written above.

                                   NATIONAL WATERWORKS HOLDINGS, INC.

                                   By:   /s/ Harry K. Hornish
                                         --------------------
                                         Name:  Harry K. Hornish
                                         Title: President and C.E.O.

                                   INVESTORS:

                                   J.P. MORGAN PARTNERS (BHCA), L.P.

                                   By:   JPMP MASTER FUND MANAGER, L.P.,
                                         its general partner

                                   By:   JPMP CAPITAL CORP.,
                                         its general partner

                                   By:   /s/ Stephen Murray

                                         ------------------
                                         Name:  Stephen Murray
                                         Title: Partner

                                   J.P. MORGAN PARTNERS Global investors, l.p.

                                   By:   JPMP GLOBAL INVESTORS, L.P.,
                                         its general partner

                                   By:   JPMP CAPITAL CORP.,
                                         its general partner

                                   By:   /s/ Stephen Murray

                                         ------------------
                                         Name:  Stephen Murray
                                         Title: Partner

                                   J.P. MORGAN PARTNERS GLOBAL INVESTORS
                                   (CAYMAN), L.P.

                                   By:   JPMP GLOBAL INVESTORS, L.P.,
                                         a general partner

                                   By:   JPMP CAPITAL CORP.,
                                         its general partner

                                   By:   /s/ Stephen Murray

                                         ------------------
                                         Name:  Stephen Murray
                                         Title: Partner

                                   J.P. MORGAN PARTNERS Global investors A, l.p.

                                   By:   JPMP GLOBAL INVESTORS, L.P.,
                                         a general partner

                                   By:   JPMP CAPITAL CORP.,
                                         its general partner

                                   By:   /s/ Stephen Murray

                                         ------------------
                                         Name:  Stephen Murray
                                         Title: Partner

                                   J.P. MORGAN PARTNERS GLOBAL INVESTORS
                                   (CAYMAN) II, L.P.

                                   By:   JPMP GLOBAL INVESTORS, L.P.,
                                         a general partner

                                   By:   JPMP CAPITAL CORP.,
                                         its general partner

                                   By:   /s/ Stephen Murray

                                         ------------------
                                         Name:  Stephen Murray
                                         Title: Partner

                                   THOMAS H. LEE EQUITY FUND V, L.P.

                                   By:  THL EQUITY ADVISORS V, LLC,
                                          its general partner

                                   By:  THOMAS H. LEE PARTNERS, L.P.,
                                        its sole member

                                   By:  THOMAS H. LEE ADVISORS, LLC,
                                        its general partner

                                   By:  /s/ Anthony Dinovi

                                        ------------------
                                        Name:  Anthony DiNovi
                                        Title: Principal Managing Director

                                   THOMAS H. LEE PARALLEL FUND V, L.P.

                                   By:  THL EQUITY ADVISORS V, LLC,
                                        its general partner

                                   By:  THOMAS H. LEE PARTNERS, L.P.,
                                        its sole member

                                   By:  THOMAS H. LEE ADVISORS, LLC,
                                        its general partner

                                   By:  /s/ Anthony Dinovi

                                        ------------------
                                        Name:  Anthony DiNovi
                                        Title: Principal Managing Director

                                   THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.

                                   By:  THL EQUITY ADVISORS V, LLC,
                                        its general partner

                                   By:  THOMAS H. LEE PARTNERS, L.P.,
                                        its sole member

                                   By:  THOMAS H. LEE ADVISORS, LLC,
                                        its general partner

                                   By:  /s/ Anthony Dinovi

                                        ------------------
                                        Name:  Anthony DiNovi
                                        Title: Principal Managing Director

                                   PUTNAM INVESTMENTS HOLDINGS, LLC

                                   By:  /s/ William H. Wolverton
                                        ------------------------
                                        Name:  William H. Wolverton
                                        Title: Managing Director

                                   PUTNAM INVESTMENTS EMPLOYEES' SECURITIES
                                  COMPANY I LLC

                                   By:  /s/ William H. Wolverton
                                        ------------------------
                                        Name:  William H. Wolverton
                                        Title: Managing Director

                                   PUTNAM INVESTMENTS EMPLOYEES' SECURITIES
                                 COMPANY II LLC

                                   By:  /s/ William H. Wolverton
                                        ------------------------
                                        Name:  William H. Wolverton
                                        Title: Managing Director

                                   1997 THOMAS H. LEE NOMINEE TRUST

                                   By: State Street Bank and Trust Company, not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust

                                   By:  /s/ Gerald R. Wheeler
                                        ---------------------
                                        Name:  Gerald R. Wheeler
                                        Title: Vice President

                                   THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

                                   By:  THL Investment Management Corp.,
                                        its general partner

                                   By:  /s/ Thomas H. Lee
                                        -----------------
                                        Name: Thomas H. Lee
                                        Title: Chief Executive Officer

                                   /s/  Harry K. Hornish
                                   --------------------
                                   Harry K. Hornish, Jr.

                                   /s/ Mechelle Slaughter

                                   ----------------------
                                   Mechelle Slaughter

                                   /s/ Terry Howell

                                   ----------------
                                  Terry Howell

                                 /s/ Rob Hickson

                                   ---------------
                                   Rob Hickson

                                  /s/ Ed Maczko

                                   -------------
                                    Ed Maczko

                                  /s/ Ron Hood

                                   ------------
                                    Ron Hood

                  -Signature Page to Stockholders' Agreement-

                                                     /s/ Jerry Webb

                                                     --------------
                                                     Jerry Webb

                                                     /s/ Irving Welchons

                                                     -------------------
                                                     Irving Welchons

                                                     /s/ Jack Schaller

                                                     -----------------
                                                     Jack Schaller

                                                     /s/ Joe Walker

                                                     --------------
                                                     Joe Walker

                                                     /s/ Phil Keipp

                                                     --------------
                                                     Phil Keipp

                                                     /s/ Jack Olson

                                                     --------------
                                                     Jack Olson

                                                     LATONA NW INVESTMENT, LLC

                                                     By:  /s/ Paul Meister

                                                          ----------------
                                                          Name: Paul Meister
                                                          Title: Manager

                   -Signature Page to Stockholders' Agreement-

                                                                         ANNEX I


                                                                                                    CLASS A

                               STOCKHOLDERS                                    CLASS B COMMON       COMMON
J.P. Morgan Partners (BHCA), L.P.                                               1,622,232.59

J.P. Morgan Partners Global Investors, L.P.                                       257,062.33

J.P. Morgan Partners Global Investors (Cayman), L.P.                              130,472.86

J.P. Morgan Partners Global Investors (Cayman ) II, L.P.                           14,540.40

J.P. Morgan Partners Global Investors A, L.P.                                      35,042.82

in each case:
c/o J.P. Morgan Partners
1221 Avenue of the Americas, 40th Floor

New York, New York  10020
Attention:  Official Notices Clerk
FBO Stephen P. Murray
Telephone: (212) 899-3400

with a copy to:

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, New York  10112
Telephone:  212-408-2469
Facsimile:  212-408-2420
Attn:  Gregory Gilbert, Esq.


Thomas H. Lee Equity Fund V, L.P.                                                 1,586,701

Thomas H. Lee Parallel Fund V, L.P.                                                 411,684

Thomas H. Lee Cayman Fund V, L.P.                                                    21,863

Putnam Investments Holdings, LLC                                                     12,398

Putnam Investments Employees' Securities Company I LLC                               10,656

Putnam Investments Employees' Securities Company II LLC                               9,516

1997 Thomas H. Lee Nominee Trust                                                      2,503

Thomas H. Lee Investors Limited Partnership                                           4,030

                                  STOCKHOLDERS

                                 CLASS B COMMON

                                 CLASS A COMMON

in each case:
c/o Thomas H. Lee Partners, L.P.
75 State Street
Suite 2600
Boston, MA 02109
Telephone:  617-227-1050
Facsimile:  617-227-3514
Attn:  Anthony DiNovi

with a copy to:

Weil, Gotshal & Manges LLP
101 Federal Street

Boston, MA 02110
Telephone:  617-772-8377
Facsimile:  617-772-8333
Attn: James Westra, Esq.

                                  STOCKHOLDERS

                                 CLASS B COMMON

                                 CLASS A COMMON


Harry K. Hornish                                                                 20,400.00           190,359.21
7333 Westover Road
Waco, Texas 76710

Mechelle Slaughter                                                               10,200.00            95,179.60
27131 Whispering Meadow WB7
Whitney, TX 76692

Terry Howell                                                                      2,700.00            47,589.80
121 Parkway Drive
Thomasville, GA 31792

Rob Hickson                                                                       4,200.00            23,794.90
4971 Bayou Hills Road
Parker, CO 80134

Ed Maczko                                                                         4,200.00            23,794.90
804 Cross Lane
Southlake, TX 76092

Ron Hood                                                                          3,000.00            23,794.90
706 Southridge Street
Mesquite, NV 84027

Jerry Webb                                                                        4,200.00            23,794.90
203 Stratford Way
Thomasville, GA 31792

Irving Welchons                                                                   4,200.00            23,794.90
10312 Betsy Ross Court
Charlotte, NC 28277

Jack Schaller                                                                     4,200.00            23,794.90
17102 Somerset Field Court
Chesterfield MO 63005

Joe Walker                                                                        1,266.00            11,897.45
8205 Woodcreek
Waco, TX 76712

Phil Keipp                                                                        1,266.00            11,897.45
906 Prince Drive
St. Charles, MO 63301

                                  STOCKHOLDERS

                                 CLASS B COMMON

                                 CLASS A COMMON


Jack Olson                                                                         1,266.00           11,897.45
102 Pony Circle
Thomasville, GA 31792

Latona NW Investment, LLC                                                         20,000.00

================================================================================

                     NATIONAL WATERWORKS HOLDINGS, INC.

                       STOCKHOLDERS' AGREEMENT

                          NOVEMBER 22, 2002

================================================================================

                          TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION..................................................................    1

ARTICLE II BOARD REPRESENTATION...............................................................................    7

   2.1    BOARD REPRESENTATION................................................................................    7
   2.2    VOTING AGREEMENT....................................................................................    9
   2.3    COMMITTEES; SUBSIDIARIES............................................................................    9
   2.4    MEETINGS; EXPENSES; COMPENSATION....................................................................    9
   2.5    PROTECTIVE PROVISIONS...............................................................................   10

ARTICLE III...................................................................................................   11

   CERTAIN MATTERS AFFECTING SHARES...........................................................................   11
   3.1    FUTURE STOCKHOLDERS.................................................................................   11
   3.2    LIMITATIONS ON TRANSFERS............................................................................   11
   3.3    RIGHT OF FIRST REFUSAL..............................................................................   11
   3.4    CO-SALE RIGHTS......................................................................................   13
   3.5    FIRST OFFER RIGHTS..................................................................................   14
   3.6    DRAG-ALONG RIGHTS...................................................................................   15
   3.7    INITIAL PUBLIC OFFERING.............................................................................   17
   3.8    REGULATORY MATTERS..................................................................................   18
   3.9    DESIGNATION OF PROXY................................................................................   19
   3.10   ACCESS TO RECORDS AND PROPERTIES....................................................................   19
   3.11   INFORMATION RIGHTS..................................................................................   19
   3.12   CONFIDENTIAL INFORMATION............................................................................   20

ARTICLE IV MISCELLANEOUS......................................................................................   21

   4.1    TERMINATION.  THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE AND BE OF NO FURTHER FORCE OR EFFECT
   AS OF THE TERMINATION DATE.................................................................................   21
   4.2    LEGEND ON STOCK CERTIFICATES........................................................................   21
   4.3    GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL..............................   21
   4.4    SEVERABILITY........................................................................................   22
   4.5    ASSIGNMENTS; SUCCESSORS AND ASSIGNS.................................................................   22
   4.6    AMENDMENTS; WAIVERS.................................................................................   22
   4.7    NOTICES.............................................................................................   23
   4.8    HEADINGS............................................................................................   23
   4.9    NOUNS AND PRONOUNS..................................................................................   23
   4.10   APPROVALS...........................................................................................   24
   4.11   ENTIRE AGREEMENT....................................................................................   24
   4.12   COUNTERPARTS........................................................................................   24

                                  i